Exhibit 10.9

Amended and restated CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of July 18, 2017 (the “Closing Date”) by and among MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as administrative agent (“Agent”), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and SAREPTA THERAPEUTICS, INC., a Delaware corporation (“Sarepta”), and the other entities shown as signatories hereto as a Borrower (collectively in the singular, “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders.

A. MidCap, Borrower, and the Lenders party thereto (the “Existing Lenders”) are party to that certain Credit and Security Agreement, dated as of June 26, 2015 (the “Original Closing Date”) by and among MidCap, as administrative agent (in such capacity, the “Existing Agent”), Borrower and the Existing Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).

B. Existing Agent, Borrower and certain Existing Lenders wish to amend and restate the Existing Credit Agreement in its entirety with this Agreement, it being their intention that this Agreement and the execution and the delivery of the other documents or agreements executed in connection herewith shall not be a novation of the ‘Credit Extensions’ (as such term is defined in the Existing Credit Agreement, the “Existing Loan”) and ‘Obligations’ (as defined in the Existing Credit Agreement and as used herein, the “Existing Obligations”) of the Borrower or any Credit Party pursuant to the Existing Credit Agreement and the ‘Financing Documents’ (as such term is defined in the Existing Credit Agreement and as used herein, the “Existing Financing Documents”), but shall merely restate, and where applicable, amend or modify the terms of such Existing Obligations, so that the Obligations (as hereinafter defined) represent, among other things, the amendment, restatement, renewal, extension and modification of the Existing Obligations and the Financing Documents (as hereinafter defined) shall restructure, restate, renew, extend, amend and modify the Existing Credit Agreement and the other Existing Financing Documents executed in connection therewith.

The parties agree as follows:

1ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2CREDIT FACILITIES AND TERMS

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2Credit Facilities.  Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments of all Lenders, the “Applicable Commitments”).

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2.3Term Credit Facilities.

(a)Nature of Credit Facility; Credit Extension Requests.  For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower during the Draw Period for such Term Credit Facility. For any Credit Extension requested under a Term Credit Facility (other than a Credit Extension on the Initial Funding Date), Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) ten (10) Business Days prior to the date the Credit Extension is to be funded.   As of the Closing Date, the Existing Loan (in the outstanding principal amount of $9,166,666.71 made pursuant to the Credit Facilities under (and as defined in) the Existing Credit Agreement, shall constitute a portion of the principal balance of the Credit Extension for Credit Facility #1 hereunder funded pursuant to this Agreement and shall constitute a portion of the Obligations under, and subject to the terms of, this Agreement (including the revised Credit Facility Schedule and Amortization Schedule attached hereto). On the Closing Date, the Existing Loan shall be deemed assigned by the Existing Lenders as of the Closing Date to the Lenders for Credit Facility #1 hereunder as of the Closing Date in accordance with (i) the allocations set forth on the Credit Facility Schedule for Credit Facility #1 and (ii) Article 9.  To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b)Principal Payments.  Principal payable on account of a Term Credit Facility shall be payable by Borrower to Lenders immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Term Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under Term Credit Facilities shall be applied by Lenders pro rata among the Term Credit Facilities and pro rata to the remaining principal payment installments of the applicable Term Credit Facility, and the monthly payments required under the Amortization Schedule shall be adjusted to account for any such prepayments.

(c)Mandatory Prepayment.  If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances.  Additionally, at the election of Agent, Borrower shall prepay the Term Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Term Credit Facilities) in the following amounts:  (A) on the first Business Day after the date on which Borrower or any Secured Guarantor (or Agent as loss payee or assignee) receives any casualty proceeds in excess of One Million Dollars ($1,000,000) in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt  encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) upon receipt by any Borrower or Secured Guarantor of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than Transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds in excess of $1,000,000 per fiscal year from such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset and taxes actually incurred and paid or reasonably estimated to be payable as a result of such disposition), or such lesser portion as Agent shall elect to apply to the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower and such Secured Guarantor shall have the option of applying such proceeds toward the replacement or repair of such property; provided that any such replaced or repaired property (x) shall be of greater, equal, or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest (subject to the Intercreditor Agreement), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

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(d)Permitted Prepayment.   Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility.  After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent and each Lender of its election to prepay the Prepayable Amount at least five (5) Business Days prior to such prepayment, (ii) pays to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances and (iii) causes the Revolving Credit Obligations Termination to occur prior to (or substantially simultaneously with) the payment of the Prepayable Amount and all other amounts payable pursuant to this Section 2.3(d).  The term “Prepayable Amount” means all, but not less than all, of the Credit Extensions and all other Obligations under all Term Credit Facilities.

2.4Reserved.

2.5Reserved.

2.6Interest and Payments; Administration.

(a)Interest; Computation of Interest.  Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate.  Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance.  As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b)Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three hundred basis points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)Payments Generally.  Except as otherwise provided in this Agreement, including pursuant to Section 2.6(c), or as otherwise directed by Agent, all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share.  Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as “Term” shall be made to each applicable Lender.  All Obligations are payable upon demand of Agent in the absence of any other due date specified herein.  All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid.  Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender to debit any such accounts for any amounts Borrower owes hereunder when due.  Prior to any such debit or automated clearing house payment initiated by Agent or a Lender, such Agent or Lender, as applicable, shall provide an invoice to Borrower stating the amount that shall be subject to such debit or automated clearing house payment.  Without limiting the foregoing, Borrower shall tender

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to Agent and Lenders any authorization forms as Agent or any Lender may require to implement such debit or automated clearing house payment.  These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document.  Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement).  Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d)Interest Payments; Maturity Date.  Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6.  All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein.  If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e)Fees.  Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, as applicable, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f)Protective Advances.  Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g)Maximum Lawful Rate.  In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of New York.  Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable.  Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h)Taxes; Additional Costs.

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(i)Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law.  For purposes of this Section 2.6(h), the term “applicable law” shall include FATCA.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then Borrower shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(h)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.  If Borrower fails to make any such required deduction or withholding, then Agent may make any such deduction or withholding and payment to the relevant Governmental Authority.

(ii)Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(iii)Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(h)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the calculation of the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement or any Obligation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender pursuant to this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (iv).

(v)As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.6(h), Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(vi)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made in connection with this Agreement or any Obligation shall deliver to Borrower and the Agent, at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(h)(vii)(A), (vii)(B) and (vii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(vii)Without limiting the generality of the foregoing,

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(A)any Lender that is a U.S. Person shall deliver to Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Financing Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Financing Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable and (y) a certification to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC, together with such Other Tax Certification as Borrower or the Agent may reasonably request from time to time; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, IRS Form W-9, and/or such Other Tax Certification from each beneficial owner as Borrower or the Agent may reasonably request, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide such Other Tax Certification as may be reasonably required by Borrower or the Agent on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such Other Tax Certification as may be prescribed by applicable law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such Other Tax Certification reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.6(h)(vi) or (vii) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Agent in writing of its legal inability to do so.

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(viii)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6(h) (including by the payment of additional amounts pursuant to this Section 2.6(h)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix)If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "change in applicable Law", regardless of the date enacted, adopted or issued.

(x)If any Lender requires compensation under this subsection (h), or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion).  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(xi)If any Lender requires compensation under this subsection (h) or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or Governmental Authority for the account of any Lender pursuant to this subsection (h), and such Lender has declined or is unable to designate a different lending office or assign its rights and obligations in accordance with Section 2.6(h)(x), then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the Section 13.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.6(h)) and obligations under this Agreement and the Financing Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) such Lender shall

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have received payment of an amount equal to the outstanding principal of its Credit Extensions, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Financing Documents from the assignee, (2) in the case of any such proposed assignment resulting from a claim for compensation under Section 2.6(h), such proposed assignment will result in a reduction in or elimination of such compensation or payments required to be made by Borrower thereafter, (3) such assignment does not conflict with applicable Laws; and (4) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(xii)Each party’s obligations under this Section 2.6(h) shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

(i)Administrative Fees and Charges.

(i)Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall reasonably deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Default has occurred and is continuing, Agent shall be entitled to such reimbursement for no more than one audit and inspection per calendar year; provided that if Agent, upon the occurrence of a Default or Event of Default, is in the process of performing, or has incurred any costs or expenses in connection with, such reimbursable audit or inspection when such Default or Event of Default is no longer continuing, such partially performed audit or inspection shall not be subject to, and shall not count against, any limitations set forth herein.

(ii)If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7Secured Promissory Notes.  At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in the form attached hereto as Exhibit A or with changes reasonably acceptable to Borrower, Agent and such Lender (each a “Secured Promissory Note”).  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3CONDITIONS OF credit extensions

3.1Conditions Precedent to Credit Extension to be made on the Initial Funding Date.  Each Lender’s obligation to make the advance in respect of Credit Facility #1 on the Initial Funding Date is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension on the Initial Funding Date, is subject to the following conditions precedent:

(a)satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, if any, in each case each in form and substance reasonably satisfactory to Agent and each Lender;

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(b)timely receipt by the Agent and each Lender of an executed Credit Extension Form in the form attached hereto (other than the Credit Extension on the Initial Funding Date);

(c)(i)for Credit Extensions made on the Initial Funding Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Initial Funding Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date; and

(ii)for Credit Extensions made after the Initial Funding Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e)Agent shall be satisfied with the results of any searches conducted under Section 3.5;

(f)receipt by Agent of such evidence as Agent shall reasonably request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance reasonably satisfactory to Agent; and

(g)there has not been any Material Adverse Change.

3.3Method of Borrowing.  Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility.  The date of funding for any requested Credit Extension shall be a Business Day.  To obtain a Credit Extension (other than the Credit Extension on the Initial Funding Date), Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer.  Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4Funding of Credit Facilities.  In Agent’s discretion, Credit Extensions may be funded by Agent on behalf of the Lenders or by the Lenders directly.  If Agent elects to fund any Credit Extension on behalf of the Lenders, upon the terms and subject to the conditions set forth in this Agreement, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension.  Agent (or if Agent elects to have each Lender fund its Credit Extensions to Borrower directly, each Lender) shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on the specified date for the Credit Extension, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in each Lender’s discretion.

3.5Searches.  Before the Closing Date, and thereafter (as and when determined by Agent in its reasonable discretion, it being understood that during the existence of a Default or an Event of Default, Agent’s discretion shall be deemed

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reasonable), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower:  (a) title investigations, UCC searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby reaffirms its grant of the security interests, pledges and other Liens granted to the Existing Agent and Existing Lenders under the Existing Credit Agreement, as more fully described in Article 9 of this Agreement, and hereby further grants to Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent and subject to the Intercreditor Agreement.

4.2Representations and Covenants.

(a)As of the Closing Date , Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, Documents or Investment Property (other than as disclosed on the Disclosure Schedule attached hereto).

(b)Borrower shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all tangible Chattel Paper and all Instruments and Documents in excess of $500,000 in the aggregate for all such tangible Chattel Paper and all Instruments and Documents owned at any time by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent.  Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper in excess of $500,000 in the aggregate for all such electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code.  Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments.  Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance reasonably satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c)Borrower shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights in excess of $500,000 in the aggregate for all such letters of credit owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent.  Borrower shall take any and all actions as may be necessary or desirable, or that Agent may reasonably request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner reasonably acceptable to Agent.

(d)Borrower shall promptly (and in any event within 10 days) advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim in excess of $500,000 in the aggregate for all such commercial tort claims that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances

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occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall reasonably request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e)Except for Inventory constituting Collateral in an aggregate amount of Ten Million Dollars ($10,000,000) and other Collateral (other than Borrower’s or a Secured Guarantor’s Books) in an aggregate amount of $2,000,000 at a particular location, and subject to Section 6.13, no Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) reasonably satisfactory to Agent prior to the commencement of such possession or control.  Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall, in Agent’s discretion, obtain (or in the case of locations where no Borrower’s or Secured Guarantor’s Books are located, use commercially reasonable efforts to obtain) an Access Agreement or other acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f)Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property having a fair market value exceeding $500,000 in the aggregate, and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership.  Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g)As of the Closing Date and each subsequent date that the representations and warranties under this Agreement are remade, all Deposit Accounts, Securities Accounts, Commodity Accounts or other bank accounts or investment accounts owned by Borrower, together with the purpose of such accounts and the financial institutions at which such accounts reside, are listed on the Disclosure Schedule.

(h)Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents, in such jurisdictions as Agent from time to time reasonably determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.  Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Any financing statement may include a notice that any disposition of the Collateral in contravention of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

(i)As of the Closing Date, no Borrower holds, and after the Closing Date, Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim or claims in excess of $500,000 in the aggregate against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law.  Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may reasonably request, to comply with any such applicable Law.

(j)In the event Borrower or any Secured Guarantor acquires real property in fee simple with a fair market value in excess of $7,500,000, individually or in the aggregate for all real property in fee simple acquired after the Closing Date (“Material Real Property”), within ninety (90) days after such acquisition (or such later date as may be agreed by Agent in its sole discretion), Borrower or such Secured Guarantor, as applicable, shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (x) a fully executed Mortgage, in form and substance

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reasonably satisfactory to Agent together with a lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien (subject to the Intercreditor Agreement) on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Liens, and (y) such other documents reasonably requested by Agent with respect to such acquired Material Real Property, including, without limitation, appraisals, flood zone certifications, evidence of flood insurance, surveys, an environmental site assessment (prepared by a qualified firm reasonably acceptable to Agent, in form and substance reasonably satisfactory to Agent) and a customary legal opinion with respect to any such Mortgages.

(k)Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date, on the date of each Credit Extension, and on such other dates when such representations and warranties under this Agreement are made or deemed to be made:

5.1Due Organization, Authorization: Power and Authority.

(a)Each Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation.  Each Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, moratorium and other laws affecting secured creditors generally and equitable principles related to enforceability.  The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b)The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement.  No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2Litigation.  Except as disclosed on the Disclosure Schedule or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party that could reasonably be expected to result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing.

5.3No Material Deterioration in Financial Condition; Financial Statements.  All financial statements for the Credit Parties delivered to Agent or any Lender fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party.  There has been no occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change since the date of the most recent financial statements and projections submitted to Agent or any Lender. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders

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5.4Solvency.  The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities.  After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5Subsidiaries; Investments; Margin Stock.  Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments and any Subsidiaries created after the Closing Date that have satisfied the applicable requirements of Section 6.8.  Without limiting the foregoing, Borrower and its Subsidiaries do not own or hold any Margin Stock other than as expressly permitted pursuant to this Agreement and for the avoidance of doubt so as to not result in a violation of Regulation U.

5.6Tax Returns and Payments; Pension Contributions.  Each Credit Party has timely filed all U.S. federal income, state income and other material tax returns and reports, and, except for those Taxes that are subject to a Permitted Contest or are not material, each Credit Party has timely paid all Taxes owed by such Credit Party.  Other than as disclosed to Agent in accordance with Section 6.2, Borrower is unaware of any claims or adjustments proposed in writing for any prior tax years of any such Credit Party which could result in additional material Taxes becoming due and payable by such Credit Party.  For purposes of the foregoing, “material” shall mean in excess of $500,000.  No Credit Party nor any trade or business (whether or not incorporated) that is under common control with any Credit Party within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC) or Section 4001 of ERISA (an “ERISA Affiliate”) (i) has failed to satisfy the “minimum funding standards” (as defined in Section 412 of or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan, (ii) has incurred liability with respect to the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from any Pension Plan or incurred a cessation of operations that is treated as a withdrawal, (iii) has incurred any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), (iv) has had any “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) occur with respect to any Pension Plan or (v) failed to maintain (1) each “plan” (as defined by Section 3(3) of ERISA) in all material respects with the applicable provisions of ERISA, the IRC and other federal or state laws, and (2) the tax qualified status of each plan (as defined above) intended to be so qualified.

5.7Intellectual Property and License Agreements.  A list of all Registered Intellectual Property (registered with the United States Patent and Trademark Office or the United States Copyright Office) of each Credit Party and, to the extent material or entered into on or after January 1, 2013, all in-bound license or sublicense agreements, exclusive out-bound license or sublicense agreements, or other rights of any Credit Party to use Intellectual Property (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date and, to the extent material, as updated pursuant to Section 6.14, is set forth on the Intangible Assets Schedule.  Such Intangible Assets Schedule shall be prepared by Borrower in the form provided by Agent and contain all information required in such form.  Except for Permitted Licenses, each Credit Party is the sole owner of its Intellectual Property free and clear of any Liens.  Except as set forth in the Disclosure Schedule, each patent within the Registered Intellectual Property (registered with the United States Patent and Trademark Office) is valid and enforceable and no part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no written claim has been made that any part of the Intellectual Property violates the rights of any third party. As of the Closing Date, all Registered Intellectual Property (registered with the United States Patent and Trademark Office or the United States Copyright Office) of any predecessor-in-interest of Borrower (including, without limitation, AVI Biopharma, Inc.) constituting Material Intangible Assets has been assigned to Borrower in the records of the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

5.8Regulatory Status.   All of Borrower’s Products and Regulatory Required Permits are listed on the Products Schedule and Required Permits Schedule, respectively (as updated from time to time pursuant to Section 6.16), and Borrower has delivered to Agent a copy of all Regulatory Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 6.16.  With respect to any Product, (i) Borrower and its Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing or sale of such Product as currently being conducted by or on behalf of Borrower, and have provided Agent and each Lender with all notices and other information required by Section 6.16, (ii) such Product is being tested, manufactured, marketed or

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sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits.  As of the Closing Date, there have been no Regulatory Reporting Events.

5.9Accuracy of Schedules and Perfection Certificate.  All information set forth in the Disclosure Schedule, Intangible Assets Schedule, the Required Permits Schedule and the Products Schedule is true, accurate and complete as of the Closing Date, the date of delivery of the last Compliance Certificate and any other subsequent date on which Borrower is requested to update such certificate.  All information set forth in the Perfection Certificate is true, accurate and complete as of the Closing Date and any other subsequent date on which Borrower is requested to update such certificate.

6AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1Organization and Existence; Government Compliance.

(a)Each Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b)Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.  Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change.  Upon request of Agent or any Lender, each Credit Party shall promptly (and in any event within three (3) Business Days of such request) provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked.  Notwithstanding the foregoing, each Credit Party shall comply with Section 6.16 as it relates to Regulatory Required Permits and to the extent that there is a conflict between this Section and Section 6.16 as it relates to Regulatory Required Permits, Section 6.16 shall govern.

6.2Financial Statements, Reports, Certificates.

(a)Each Credit Party shall deliver to Agent and each Lender: (i) as soon as available, but no later than fifty-five (55) days after the last day of each fiscal quarter, a company prepared consolidated (and, at the reasonable request of Agent, consolidating) balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to Agent and each Lender; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of a Credit Party’s fiscal year, audited consolidated (and, at the reasonable request of Agent, consolidating) financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent and each Lender in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party’s governing board, but no later than thirty (30) days after the last day of such Credit Party’s fiscal year, and as amended and/or updated, such Credit Party’s operating plan (including financial projections) for current fiscal year; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of such Credit Party’s security holders or to any holders of Subordinated Debt; (v) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8‑K filed with the Securities and Exchange Commission (“SEC”) or a link thereto on such Credit Party’s or another website on the Internet; (vi) as soon as available, but no later than ten (10) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by Borrower, each Secured Guarantor and the Securities Subsidiary, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); (vii) promptly (and in any event within ten (10) days of any request therefor) such readily

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available budgets, sales projections, operating plans, financial information and other information, reports or statements regarding the Credit Parties or their respective businesses, contractors and subcontractors reasonably requested by Agent or any Lender; and (viii) within ten (10) days after any Credit Party becomes aware of any claim or adjustment proposed for any prior tax years of any Credit Party or any of their Subsidiaries which could result in additional material Taxes becoming due and payable by such Credit Party or Subsidiary, notice of such claim or adjustment, which purposes of the foregoing clause (viii), “material” shall mean in excess of $500,000.  Delivery of the foregoing financial statements and other items as set forth in clauses (i), (ii) (iv), and (v) of this Section 6.2(a) may be satisfied by written notice that such financial statements or other items have been filed with the SEC or posted on the Borrower’s website, which written notice shall include an electronic link to such financial statements or other items.

(b)Borrower shall deliver to Agent and each Lender with the quarterly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)Borrower shall and shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Upon prior written notice and during business hours (which such limitations shall not apply if an Event of Default has occurred), Borrower shall allow, and cause each Credit Party to allow, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.  Borrower shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections; provided, however, that Borrower shall be required to reimburse Agent and each Lender for such costs and expenses for no more than one (1) such visit and inspection per twelve (12) month period unless a Default or Event of Default has occurred and is continuing during such period; provided that if Agent or Lender, upon the occurrence of a Default of Event of Default, is in the process of performing, or has incurred any costs or expenses in connection with, such reimbursable visit or inspection when such Default or Event of Default is no longer continuing, such partially performed visit or inspection shall not be subject to, and shall not count against, any limitations set forth herein.

(d)Borrower shall, and shall cause each Credit Party to, deliver to Agent and each Lender, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Required Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries (except that reporting related to Regulatory Required Permits and/or Regulatory Reporting Events shall be governed by Section 6.16).

6.3Maintenance of Property.  Borrower and each Secured Guarantor shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Borrower and each Secured Guarantor shall keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower (or a Secured Guarantor) and its Account Debtors shall follow Borrower’s (or such Secured Guarantor’s, as applicable) customary practices as they existed at the Original Closing Date.  Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000) of Inventory collectively among Borrower and the Secured Guarantors.

6.4Taxes; Pensions.  Borrower shall timely file and cause each Credit Party to timely file, all U.S. federal income, state income and other material tax returns and reports and timely pay, and cause each such Credit Party to timely pay, all Taxes owed, and shall deliver to Agent, upon written demand, appropriate certificates attesting to such payments; provided, however, that any such Credit Party may defer payment of any Taxes that are not material or contested Taxes, and, in the case of contested Taxes, so long as such Credit Party (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, and (b) adequate reserves for such Taxes are maintained on the Books of such Credit Party in accordance with GAAP (such contest, a “Permitted Contest”).  For purposes of the foregoing,

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“material” shall mean in excess of $500,000.  Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.  Each Credit Party and their ERISA Affiliates shall timely make all required contributions to each Pension Plan and shall maintain each “plan” (as defined by Section 3(3) of ERISA) in material compliance with the applicable provisions of ERISA, the IRC and other federal and state laws.  Borrower shall give written notice to Agent and each Lender promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of any (i) Credit Party’s or any ERISA Affiliate’s failure to make any contribution required to be made with respect to any Pension Plan not having been timely made, (ii)  notice of the PBGC’s, any Credit Party’s or any ERISA Affiliate’s intention to terminate or to have a trustee appointed to administer any such Pension Plan, or (iii) complete or partial withdrawal by any Credit Party or any ERISA Affiliate from any Pension Plan.

6.5Insurance.  Borrower shall, and shall cause each Secured Guarantor to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured.  No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing.  If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ (ten (10) days’ for non-payment of premium) notice before canceling, amending, or declining to renew its policy.  At Agent’s request, Borrower shall deliver certified copies of all Borrower’s and the Secured Guarantors’ insurance policies and evidence of all premium payments.  If Borrower or any Secured Guarantor fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.  Borrower and each Secured Guarantor hereby waives any rights against Agent and Lenders for any property damages or claims to the extent the same is insured or required to be insured hereunder.

6.6Collateral Accounts.

(a)Borrower shall, and shall cause each Secured Guarantor to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution.  In addition, for each Collateral Account that any Borrower or Secured Guarantor at any time maintains (and in connection with any such Collateral Account established after the Closing Date, prior to opening such Collateral Account), Borrower shall, and shall cause each Secured Guarantor to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent.  The provisions of the previous sentence shall not apply to (a) Deposit Accounts exclusively used for payroll, payroll taxes, other trust fund taxes and, in Agent’s reasonable discretion, other employee wage and benefit payments to or for the benefit of Borrower’s or a Secured Guarantor’s employees, (b) Deposit Accounts owned by the Securities Subsidiary, (c) the Subject Cash Collateral Accounts or (d) Collateral Accounts in which the daily balances do not exceed $250,000 in the aggregate for all such Collateral Accounts and, in each case, identified to Agent by Borrower as such; provided, however, that at all times Borrower and each Secured Guarantor shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account. The provisions of this Section 6.6(a) shall not apply to any Deposit Accounts, Securities Accounts or Commodity Accounts established and/or maintained by any CFC, any CFC Holdco or any Subsidiary of a CFC.

(b)Borrower shall at all times maintain in a Collateral Account subject to a Control Agreement an amount of cash and/or cash equivalents equal to not less than 75% of the sum of (i) the aggregate outstanding principal amount of the Credit Extensions plus (ii) the aggregate outstanding principal amount of Loans (as defined in the Revolving Credit Documents) (the “Minimum Cash Amount”)

(c)Borrower shall, and shall cause the Secured Guarantors and the Securities Subsidiary to, maintain securities/asset management accounts with Silicon Valley Bank or its Affiliates which shall have balances

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at all times equal to the lesser of (i) all balances in all securities/asset management accounts of Borrower, the Secured Guarantors and the Securities Subsidiary or (ii) Five Hundred Million Dollars ($500,000,000).

6.7Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation.

(a)Borrower shall promptly (and in any event within the time periods specified below) provide written notice to Agent and each Lender of the following:

(i) Within three (3) Business Days of Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;

(ii)Within three (3) Business Days of Borrower becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against Borrower or any Credit Party that could reasonably be expected to result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing;

(iii)(A) Within three (3) Business Days of Borrower (1) executing and delivering any amendment, consent, waiver or other modification to any Material Agreement that is materially adverse to Borrower or any Secured Guarantor, Agent or any Lender (it being acknowledged that amendments, modifications and waivers with respect to any DMD Agreements among Borrower and its Subsidiaries will be deemed not to be materially adverse to Borrower, Agent or any Lender so long as such amendment, modification or waiver could not reasonably be expected to result in an adverse effect upon the ability of Borrower or any Secured Guarantor to comply with Section 6.15(e)) or (2)  receiving or delivering any notice of termination or default or similar notice in connection with any Material Agreement and (B) together with delivery of the next annual Compliance Certificate (included as an update to the Disclosure Schedule delivered therewith) the execution of any new Material Agreement and/or any new material amendment, consent, waiver or other modification to any Material Agreement not previously disclosed.

(b)Borrower shall, and shall cause each Credit Party, to provide such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any of the events or notices described in clause (a). From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent and each Lender, without expense to Agent or any Lender, each Credit Party’s officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

6.8Creation/Acquisition of Subsidiaries.  Borrower shall provide Agent with at least ten (10) Business Days (or such shorter period as Agent may accept in its sole discretion) prior written notice of its intention to create or, to the extent permitted pursuant to this Agreement, acquire a new Subsidiary.  Subject to the further provisions of this Section 6.8, upon such creation or, to the extent permitted hereunder, acquisition of any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) take all such action as may be reasonably required by Agent or the Required Lenders to cause each such Subsidiary to either, in the discretion of Agent, become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary as soon as reasonably practicable but in any event, within 30 days after the creation or acquisition of such Subsidiary (substantially as described on Exhibit B hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest (subject to the Intercreditor Agreement) in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements and, for the avoidance of doubt, thereafter only such Investments as are permitted to be made pursuant to this Agreement, including, without limitation, Section 7.7 and the definition of “Permitted Investments”.  Notwithstanding the foregoing:

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(a)so long as the Securities Subsidiary continues to qualify as a “Security Corporation” as defined in 830 Code of Mass. Regulations 63.38B.1, such Securities Subsidiary shall not be subject to the Joinder Requirements; provided, that, for the avoidance of doubt, (i) Borrower shall not be permitted to make any Investment in such Securities Subsidiary other than pursuant to clause (j) of the definition of Permitted Investments and (ii) the Securities Subsidiary shall be subject to a pledge by Borrower of 100% of the Securities Subsidiary’s equity interests;

(b)with respect to any CFC Holdco, such CFC Holdco shall not be subject to the Joinder Requirements other than, in the case of a first-tier CFC Holdco, a pledge by Borrower or Secured Guarantor, as applicable, of 65% of the equity interests of such CFC Holdco which are entitled to vote and 100% of the equity interests of such CFC Holdco which are not entitled to vote (within the meaning of Treasury Reg. Section 1.956-2(c)(2));

(c)so long as any Foreign Subsidiary (including, without limitation, Sarepta International and AVI) remains wholly-owned (except with respect to the minimum number of qualifying shares of a director or local resident that are required under applicable Law) by ST International, STIH or another CFC Holdco, another Foreign Subsidiary, Borrower or Secured Guarantor, such Foreign Subsidiary (or any Subsidiary thereof) shall not be subject to the Joinder Requirements; provided, however, that in the event such Foreign Subsidiary is directly owned by Borrower (or any Secured Guarantor), such Foreign Subsidiary shall be subject to a pledge by Borrower (or such Secured Guarantor) of 65% of such Foreign Subsidiary’s equity interests of which are entitled to vote and 100% of such Foreign Subsidiary’s equity interests of which are not entitled to vote (within the meaning of Treasury Reg. Section 1.956-2(c)(2)); and

(d)

all Foreign Subsidiaries shall be directly or indirectly wholly-owned (except with respect to the minimum number of qualifying shares of a director or local resident that are required under applicable Law) either by a CFC Holdco whose equity has been pledged to the extent required by paragraph (b) above or by Borrower or a Secured Guarantor, who shall have pledged the equity of such Foreign Subsidiary to the extent required by paragraph (c) above.

The limitations set forth in clauses (b) and (c) above shall not apply and such Persons shall be required to satisfy the Joinder Requirements, if the formation or purpose of such Foreign Subsidiary adversely affects, or could reasonably be expected to adversely affect, the Credit Parties’ obligations to comply with Section 6.15(e).

6.9Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents, (b) for working capital needs of Borrower and its Subsidiaries, and (c) any other Permitted Purpose specified in the Credit Facility Schedule for such Credit Facility.  No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use or to purchase Margin Stock other than, with respect to the purchase of Margin Stock, as expressly permitted pursuant to this Agreement and for the avoidance of doubt so as to not result in a violation of Regulation U.

6.10Hazardous Materials; Remediation.

(a)If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property of any Borrower or any Secured Guarantor, such Borrower will cause, or direct the applicable Secured Guarantor to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property as is necessary to comply with all Environmental Laws in a manner that does not materially reduce the value of such real property.  Without limiting the generality of the foregoing, each Borrower shall, and shall cause each Secured Guarantor to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any Secured Guarantor of activities in response to the release or threatened release of a Hazardous Material.

(b)In the event of a release or disposal of Hazardous Materials, as described in Section 6.10(a), Borrower will provide Agent, within thirty (30) days after written  demand therefor, with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established by any Governmental Authority or applicable Law on any real property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of such Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

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(c)If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11Power of Attorney.  Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (and each Secured Guarantor) (without requiring any of them to act as such) with full power of substitution, and upon the occurrence and during the continuance of an Event of Default, Agent may do the following:  (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower (or such Secured Guarantor, as applicable) to perform the same and Borrower (or such Secured Guarantor, as applicable) has failed to take such action, (i) execute in the name of any Person comprising Borrower (or such Secured Guarantor, as applicable) any schedules, assignments, instruments, documents, and statements that Borrower (or such Secured Guarantor, as applicable) is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of Borrower (or such Secured Guarantor, as applicable) that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s (or such Secured Guarantor’s, as applicable) name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii)(A) endorse the name of any Borrower (or such Secured Guarantor, as applicable) upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower (or such Secured Guarantor, as applicable); (B) make, settle, and adjust all claims under Borrower’s (or such Secured Guarantor’s, as applicable) insurance policies; (C) take any action Borrower (or such Secured Guarantor, as applicable) is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower (or such Secured Guarantor, as applicable) that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12Further Assurances.  Borrower shall, and shall cause each Secured Guarantor to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

6.13Post-Closing Obligations.  Borrower shall, and shall cause each Secured Guarantor to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as the same may be extended by Agent in writing in its sole discretion), each of which shall be completed or provided in accordance with the Post-Closing Obligations Schedule.

6.14Disclosure Schedule Updates.  Borrower shall (and shall cause each Secured Guarantor), in the event of any information in the Disclosure Schedule becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement after such event, a proposed update to the Disclosure Schedule correcting all outdated, inaccurate, incomplete or misleading information; provided, however, (i) with respect to any proposed updates to the Disclosure Schedule involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the Disclosure Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments, (ii) updates to the Disclosure Schedule involving Registered Intellectual Property or Material Agreements relating to Intellectual Property shall be provided only annually, (iii) updates to the Disclosure Schedule involving Registered Intellectual Property shall only be required to the extent relating to Registered Intellectual Property (registered with the United States Patent and Trademark Office or the United States Copyright Office) and (iv) with respect to any proposed updates to the Disclosure Schedule involving other matters, Agent will replace the applicable portion of the Disclosure Schedule attached hereto with such proposed update upon Agent’s approval thereof.

6.15Intellectual Property and Licensing.

(a)Together with each Compliance Certificate required to be delivered with the annual financial statements pursuant to Section 6.2(b), to the extent (A) Borrower acquires and/or develops any material new Registered Intellectual Property (registered with the United States Patent and Trademark Office or the United States

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Copyright Office), or (B) Borrower enters into or becomes bound by any additional material in-bound license or sublicense agreement, any additional exclusive material out-bound license or sublicense agreement or other material agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), or (C) there occurs any other material change in Borrower’s Registered Intellectual Property (registered with the United States Patent and Trademark Office or the United States Copyright Office), in-bound licenses or sublicenses or exclusive out-bound licenses or sublicenses from that listed on the Intangible Assets Schedule (other than a change in counterparty from a Subsidiary that is not a Secured Guarantor to another Subsidiary that is not a Secured Guarantor), together with such Compliance Certificate, Borrower will deliver to Agent an updated Intangible Assets Schedule reflecting such updated information.  With respect to any updates to the Intangible Assets Schedule involving exclusive out-bound licenses or sublicenses, such licenses shall be consistent with the definitions of and limitations herein pertaining to Permitted Licenses.

(b)If Borrower obtains after the Closing Date any Registered Intellectual Property (other than copyrights, mask works and related applications, which are addressed below), Borrower shall promptly execute such documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest (subject to the Intercreditor Agreement) in favor of Agent, for the ratable benefit of Lenders, in the IP Proceeds (as defined in Exhibit B) pertaining thereto.

(c)Borrower shall take such commercially reasonable steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(d)Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Assets.  Borrower shall cause all Registered Intellectual Property to be duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  Borrower shall at all times conduct its business without intentional infringement of any Intellectual Property rights of others.  Borrower shall (i) protect, defend and maintain the validity and enforceability of its Material Intangible Assets (ii) promptly advise Agent in writing of material infringements of its Material Intangible Assets by a third party, or of a written notice sent by a third party of a material claim of infringement by Borrower on the Intellectual Property rights of others; and (iii) not allow any of Borrower’s Material Intangible Assets to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable unless ordered by a court or administrative agency of competent jurisdiction.  Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property, other than a restriction invalidated under sections 9-406, 9-407 or 9-408 of the Code.

(e)(i) With respect to any Product for the treatment of Duchenne Muscular Dystrophy that has been marketed, distributed or sold in the US Territory on or prior to the Closing Date, Borrower or a Secured Guarantor has been granted from a direct or indirect Subsidiary of Borrower, and Borrower or a Secured Guarantor, as applicable, shall maintain, the exclusive distributorship with the rights (to the exclusion of any other Person) to market, distribute and sell such Product in the US Territory pursuant to agreements and documentation that comply with Section 7.8(a) (collectively, the “Existing DMD Agreements”) and (ii) with respect to any Product for the treatment of Duchenne Muscular Dystrophy that has not been marketed, distributed or sold in the US Territory on or prior to the Closing Date, by the time of (x) the filing of a new drug application with the FDA with respect to such Product or (y) the filing of a biologics license application with the FDA with respect to such Product, Borrower or a Secured Guarantor shall be granted from a direct or indirect Subsidiary of Borrower (and Borrower shall cause any applicable Credit Party to so grant), and thereafter Borrower or a Secured Guarantor, as applicable, shall maintain, the exclusive distributorship with the rights (to the exclusion of any other Person) to market, distribute and sell such Product in the US Territory pursuant to agreements and documentation that comply with Section 7.8(a) (together with the Existing DMD

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Agreements, the “DMD Agreements” ).  For the avoidance of doubt, with respect to the foregoing clauses (i) and (ii), no Person (other than Borrower or a Secured Guarantor) shall have the right to market, distribute or sell such Products in the US Territory.

6.16Regulatory Reporting and Covenants.

(a) Borrower shall notify Agent and each Lender promptly (and in any event within 3 Business Days of receiving, becoming aware of or determining that (each, a “Regulatory Reporting Event” and collectively, the “Regulatory Reporting Events”)):  (i) any Governmental Authority, specifically including the FDA is conducting or has conducted (A) if applicable, any investigation of Borrower’s or its Subsidiaries’ manufacturing facilities and processes for any Product (or any investigation of the facility of a contract manufacturer engaged by Borrower or its Subsidiaries in respect of a Product of which Borrower and/or its Subsidiaries are aware), which has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the Ordinary Course of Business associated with the renewal of a Regulatory Required Permit and which could not reasonably be expected to result in a Material Adverse Change), (ii) development, testing, and/or manufacturing of any Product should cease, (iii) if a Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace, (iv) any Regulatory Required Permit has been revoked or withdrawn, (v) adverse clinical test results have occurred with respect to any Product to the extent that such results have or could reasonably be expected to result in a Material Adverse Change or (vi) any Product recalls or voluntary Product withdrawals from any market (other than with respect to discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall) have occurred.  Borrower shall provide to Agent or any Lender such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any such Regulatory Reporting Event.

(b)Borrower shall, and shall cause each Credit Party to, obtain and, to the extent applicable, use commercially reasonable efforts to cause all third parties to obtain, all Regulatory Required Permits necessary for compliance in all material respects with Laws with respect to testing, manufacturing, developing, selling or marketing of Products and shall, and shall cause each Credit Party to, maintain and comply fully and completely in all respects with all such Regulatory Required Permits, the noncompliance with which could have a Material Adverse Change.  In the event Borrower or any Credit Party obtains any new Regulatory Required Permit or any information on the Required Permits Schedule becomes outdated, inaccurate, incomplete or misleading, Borrower shall, together with the next Compliance Certificate required to be delivered under this Agreement after such event, provide Agent with an updated Required Permits Schedule including such updated information.

7NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Secured Guarantor or the Securities Subsidiary to do, any of the following without the prior written consent of Agent:

7.1Dispositions.  Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; (b) sales or abandonment of (i) worn‑out or obsolete Equipment or (ii) other Equipment that is no longer used or useful in the business of Borrower; (c) to the extent they may constitute a Transfer, Permitted Liens; (d) to the extent they may constitute a Transfer, Permitted Investments; (e) Permitted Licenses to the extent such licenses could not reasonably be expected to result in an adverse effect upon the ability of Borrower or any Secured Guarantor to comply with Section 6.15(e); (f) assignments of manufacturing, supply, services, distribution, research, collaboration and similar contracts among Borrower and its Subsidiaries to the extent not prohibited by this Agreement and such assignments could not reasonably be expected to result in an adverse effect upon the ability of the Borrower or any Secured Guarantor to comply with Section 6.15(e); and (g) dispositions of other assets from Borrower (or a Secured Guarantor) to a Secured Guarantor (or Borrower).

7.2Changes in Business, Management, Ownership or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by Borrower and its Subsidiaries, as applicable, or reasonably related thereto; (b) liquidate or dissolve (other than the liquidation of (1) a Credit Party that is not a Secured Guarantor (or Borrower) where all assets of

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such liquidating Credit Party shall be contributed to its parent or (2) a Secured Guarantor only if its parent is a Secured Guarantor or Borrower and only if all assets of such Secured Guarantor are contributed to such parent, in each case so long as (i) Borrower has provided Agent with prior written notice of such transaction, (ii) Borrower’s tangible net worth is not thereby reduced, (iii) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (iv) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction); (c)  enter into any transaction or series of related transactions which would result in a Change in Control unless the agreements with respect to such transactions provide for, as a condition precedent to the consummation thereof, either (i) the indefeasible payment in full of the Obligations and the occurrence of the Revolving Credit Obligations Termination or (ii) the consent of the Agent and Lenders; (d) enter into any new leases with respect to existing offices or business locations without first delivering a fully-executed Access Agreement to Agent (except as otherwise provided below); (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.  Notwithstanding the foregoing, in the case of subpart (d) preceding, subpart (d) shall not restrict leases for such new or existing offices or business locations containing less than Two Million Dollars ($2,000,000) in Borrower’s assets or property and not containing Borrower’s Books.

7.3Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, (a) that a Subsidiary of Borrower or a Secured Guarantor may merge or consolidate into such Borrower or a Secured Guarantor so long as (i) Borrower has provided Agent with prior written notice of such transaction, (ii) Borrower or a Secured Guarantor, as applicable, shall be the surviving legal entity (or in the case of a merger or consolidation involving a Secured Guarantor and Borrower, Borrower shall be the surviving legal entity), (iii) Borrower’s tangible net worth is not thereby reduced, (iv) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (v) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction, (b) that a Subsidiary of Borrower that is not a Secured Guarantor may merge or consolidate into its parent or another Subsidiary so long as (i) Borrower has provided Agent with prior written notice of such transaction, (ii) Borrower’s tangible net worth is not thereby reduced, (iii) if such other Subsidiary is a Borrower or a Secured Guarantor, such Borrower or such Secured Guarantor, as applicable, shall be the surviving legal entity, (iv) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (v) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction or (c) Borrower and the Secured Guarantors may make Permitted Acquisitions.

7.4Indebtedness.  (a) Create (as obligor), incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness, or (b) repurchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.3) prior to its scheduled maturity.

7.5Encumbrance.  (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest (subject to the Intercreditor Agreement) granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent (including the Intercreditor Agreement), or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except as is otherwise permitted in the definition of “Permitted Liens” herein.

7.6Maintenance of Collateral Accounts.  In the case of Borrower and the Secured Guarantors, maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7Distributions; Investments; Margin Stock.  (a) Pay any dividends (other than (i) dividends payable solely in common stock or (ii) dividends paid by any Person (other than Borrower) to such Person’s direct parent) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) make, in any form or manner, any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.  Without limiting the foregoing, Borrower shall not, and shall not permit any of its

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Subsidiaries to, purchase or carry Margin Stock other than as expressly permitted pursuant to this Agreement and for the avoidance of doubt so as to not result in a violation of Regulation U.

7.8Transactions with Affiliates.  Enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower and the Secured Guarantors than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower or a Secured Guarantor hereunder and that are not otherwise prohibited by Article 7 of this Agreement, (c) transactions permitted by Section 7.7 of this Agreement, and (d) transactions by Subsidiaries that are not Secured Guarantors with other Subsidiaries that are not Secured Guarantors that are not otherwise prohibited by Article 7 of this Agreement.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject.

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of any Credit Extension for that purpose; (i) fail, or permit any ERISA Affiliate to fail, to meet “minimum funding standards” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived, (ii) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) a “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) to occur, (iii) engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the IRC that could result in liability in excess of $500,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (iv) fail to comply with the Federal Fair Labor Standards Act that could result in liability in excess of $500,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (v) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) the withdrawal from participation in any Pension Plan, or (vi) incur, or permit any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof to incur, any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA).

7.11Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement in a manner that (i) is materially adverse to Borrower, Agent or any Lender (it being acknowledged that amendments, modifications and waivers with respect to any DMD Agreements among Borrower and its Subsidiaries will be deemed not to be materially adverse to Borrower, Agent or any Lender so long as such amendment, modification or waiver could not reasonably be expected to result in an adverse effect upon the ability of Borrower or any Secured Guarantor to comply with Section 6.15(e)), (ii) restricts or prohibits rights to assign or grant a security interest in such Material Agreement (iii) that could reasonably be expected to result in a Material Adverse Change or (iv) could reasonably be expected to adversely affect Borrower’s or any Secured Guarantor’s ability to comply with Section 6.15(e), (b) any of its organizational documents (other than a change in registered agents, or a change that could not adversely affect the rights of Agent or Lenders hereunder in any material respect, but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization) or (c) the Revolving Credit Documents, in each case of (a), (b) and (c), without the prior written consent of Agent.  Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents, and in the case of amendments, waivers and modifications of Material Agreements, at Agent’s request.

7.12Compliance with Anti-Terrorism Laws.  Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to

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Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

8cfc holdco and cfc NEGATIVE COVENANTS

Borrower shall not permit any of its direct or indirect Subsidiaries that constitutes a CFC Holdco or Foreign Subsidiary to do, any of the following without the prior written consent of Agent:

8.1Dispositions.  Transfer all or any part of its business or property, except dispositions of assets so long as a Change in Control does not occur and such disposition could not reasonably be expected to result in an adverse effect upon the ability of Borrower or any Secured Guarantor to comply with Section 6.15(e).

8.2Indebtedness.  (a) Create (as obligor), incur, assume, or be liable for any Indebtedness, other than (i) intercompany indebtedness permitted pursuant to the definition of Permitted Indebtedness, (ii) trade payables incurred in the Ordinary Course of Business, (iii) equipment financing in the Ordinary Course of Business, (iv) hedging and letter of credit obligations in the Ordinary Course of Business, (v) non-compete obligations and deferred compensation in the Ordinary Course of Business and (vi) unsecured Indebtedness not to exceed $5,000,000 in the aggregate for all such Subsidiaries at any time outstanding.

8.3Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, purchase money liens and capital leases with respect to Equipment and cash collateral for hedging and letter of credit obligations.

8.4Mergers. Merge or consolidate into any other Person other than (a) Borrower, (b) a direct or indirect wholly-owned Subsidiary of Borrower (other than the Securities Subsidiary) that is not a Foreign Subsidiary or (c) a direct or indirect wholly-owned (except with respect to the minimum number of qualifying shares of a director or local resident that are required under applicable Law) Foreign Subsidiary of Borrower.

9AMENDMENT AND RESTATEMENT; NO NOVATION

9.1On the Closing Date upon the satisfaction of the conditions precedent in Section 3.1 and Section 3.2, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein.  The Existing Loan outstanding on the Closing Date shall be reallocated in accordance with the terms set forth in Section 2.3 and this Article 9.

9.2 The parties hereto acknowledge and agree that (i) this Agreement and the other Financing Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the Existing Obligations under the Existing Credit Agreement as in effect prior to the Closing Date and which remain outstanding and are in all respects continuing (on the terms as amended and restated hereby), (ii) the Liens and security interests as granted under the Existing Credit Agreement and other Existing Financing Documents securing payment of such Existing Obligations are in all respects continuing and in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and all such Liens granted to the Existing Agent shall be deemed to constitute Liens granted to the Agent on behalf of the Lenders under this Agreement, (iii) references in the Existing Financing Documents or the Financing Documents to the “Credit Agreement” shall be deemed to be references to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time), and to the extent necessary to effect the foregoing, each such Financing Document is hereby deemed amended accordingly, (iv) all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the period prior to the Closing Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Agent or the Lenders (or their assignees or replacements hereunder), (v) the Existing Obligations under the Existing Credit Agreement shall continue to be paid or prepaid on or prior to the Closing Date on the terms set forth in the Existing Credit Agreement, and shall from and after the Closing Date continue to be owing and be subject

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to the terms of this Agreement, (vi) all references in the Financing Documents to the “Lenders” or a “Lender” shall be deemed to refer to such terms as defined in this Agreement, and to the extent necessary to effect the foregoing, each such Financing Document is hereby deemed amended accordingly and (vii) any Defaults or Events of Default that are continuing under the Existing Credit Agreement shall constitute Defaults or Events of Default under this Agreement unless the same shall have been specifically waived in writing in accordance with this Agreement, and to the extent necessary to effect the foregoing, each such Financing Document is hereby deemed amended accordingly.

9.3The Borrower, Credit Parties, Agent and Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Credit Agreement which remain unpaid and outstanding as of the Closing Date shall be and remain outstanding and payable as an Obligation under the terms of this Agreement and the other Financing Documents.

9.4The parties hereto agree that as of the Closing Date, (i) the Lenders signatory hereto shall become “Lenders” under this Agreement and the other Financing Documents and (ii) each Lender shall have the Applicable Commitment set forth on the Credit Facility Schedule. Borrower hereby directs Agent to apply the proceeds of the Credit Extension made on the Initial Funding Date to the reallocation in accordance with Section 2.3 on the Closing Date of certain outstanding obligations of the Borrower owing to the Existing Lenders and the payment of certain fees and expenses relating thereto, as more specifically set forth in the disbursement letter referred to in the Closing Deliveries Schedule.

9.5Each Credit Party hereby ratifies the Existing Financing Documents (as amended hereby and in connection herewith) and acknowledges and reaffirms (i) that it is bound by all terms thereunder applicable to it and (ii) that it is responsible for the observance and full performance of its respective obligations thereunder.

9.6Notwithstanding anything to the contrary contained in the Existing Credit Agreement or this Article 9, each Existing Lender hereby waives any Applicable Prepayment Fee (under and as defined in the Existing Credit Agreement) payable to such Existing Lender under Section 2.3(d) of the Existing Credit Agreement solely as a result of the amendment and restatement of the Existing Credit Agreement.

10EVENTS OF DEFAULT

10.1Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a)Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b)Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within ten (10) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Credit Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed twenty (20) days) to attempt to cure such default, and within such additional time period the failure to cure the default shall not be deemed an Event of Default;

(c)Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.7(a), 6.8, 6.9, 6.10, 6.13, 6.15 or 6.16 or Article 7 or Article 8;

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(d)Any representation, warranty, certification or statement made by any Credit Party or any other Person acting for or on behalf of a Credit Party (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document, or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)(i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Five Hundred Thousand Dollars ($500,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for such Credit Party’s principal place of business or any place of business that meets the criteria for the requirement of an Access Agreement under Section 4.2(e) or Section 7.2, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt, or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination or (vi) there shall occur any  event of default under the Revolving Credit Documents;

(f)(i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g)(i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h)(i) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit

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Party, or (iii) one or more judgments or orders for the payment of money (to the extent not paid or fully covered by insurance and as to which the relevant insurance company has not disputed coverage in writing) aggregating in excess of $500,000 shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens (subject to the Intercreditor Agreement), or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j)(i) A Change in Control occurs or (ii) any Credit Party or direct or indirect equity owner in a Credit Party shall enter into an agreement which contemplates a Change in Control (unless such agreement is either (A) non-binding on such Credit Party or (B) provides for, as a condition precedent to the consummation of such agreement, either (x) the indefeasible payment in full in cash of all Obligations and the occurrence of the Revolving Credit Obligations Termination or (y) the consent of Agent and Lenders);

(k)Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in a materially adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(l)(i) the voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, any of which has or could reasonably be expected to result in a Material Adverse Change, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, has or could reasonably be expected to result in Material Adverse Change,  (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority which has or could reasonably be expected to result in a Material Adverse Change, or (iv) the occurrence of adverse test results in connection with a Product which could reasonably be expected to result in Material Adverse Change;

(m)If any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange; or

(n)The occurrence of any fact, event or circumstance that results in a Material Adverse Change with respect to Borrower, individually, or the Borrower and the Secured Guarantors, taken as a whole.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2Rights and Remedies.

(a)  Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the

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Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if  any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to  advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)  Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi)  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof); provided that Agent shall only use such license or other right to use as described in this sentence solely in connection with Agent’s exercise of its rights and remedies under this Article 10 and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii)  place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

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10.3Notices.  Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) days prior to such action.

10.4Protective Payments.  If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral.  No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5Liability for Collateral No Waiver; Remedies Cumulative.  So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.  Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given.  Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative.  Agent has all rights and remedies provided under the Code, by Law, or in equity.  Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver.  Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower or such Credit Party of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; fourth, to any other indebtedness or obligations of the Borrower and Secured Guarantors owing to Agent or any Lender under the Financing Documents; and fifth, to Silicon Valley Bank for payment of outstanding Bank Services Indebtedness in an aggregate amount not to exceed $250,000 and not cash collateralized pursuant to clause (c) of the definition of Subject Cash Collateral Accounts.  Borrower shall remain fully liable for any deficiency.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7Waivers.

(a)Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives:  (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent's or any Lender's entry upon the premises of a Borrower, the taking possession or control of, or to Agent's or any Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws.  Each Borrower acknowledges that

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it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements.  Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents.  Agent's or any Lender's acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent's and such Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent's right to accelerate the maturity of the Obligations, nor shall Agent's receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party's default in payment of sums secured by any of the Financing Documents.

(d)Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower's obligations under the Financing Documents.

(e)Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower's obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower's obligations under the Financing Documents.  To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8Injunctive Relief.  The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money

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damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein.  However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.  Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief.  By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

11NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

Sarepta Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

Attention: Sandy Mahatme, Chief Financial Officer

Facsimile: (617) 812-5811

E-Mail: smahatme@sarepta.com

If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust (or specify name of such Lender)

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for Sarepta Therapeutics transaction

Facsimile:  301-941-1450

Email:  notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust (or specify name of such Lender)

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Legal

Facsimile:  301-941-1450

Email:  legalnotices@midcapfinancial.com

If to Silicon Valley Bank

Silicon Valley Bank

275 Grove Street, Suite 2-200

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Newton, MA 02466

Attention: Ryan Roller

Facsimile: 617-969-5965

Email: rroller@svb.com

If to any Lender (other than MidCap or an Affiliate or Approved Fund of MidCap): at the address for such Lender set forth in the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.

12CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.1THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND ANY SUCH OTHER JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in ARTICLE 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mail, proper postage prepaid.

12.2TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Initial Funding Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

13GENERAL PROVISIONS

13.1Successors and Assigns.

(a)This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written

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consent (which may be granted or withheld in Agent’s discretion).   Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder.  Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.  Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b)From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination).  Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee's Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c)Agent, through its servicer, acting solely for this purpose as an agent of Borrower, shall maintain at its servicer’s offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a Register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders shall treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this  purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d)Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.

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This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

(e)Borrower agrees that each participant shall be entitled to the benefits of Section 2.6(h) (subject to the requirements and limitations therein, including the requirements under Section 2.6(h)(vi) and (vii) (it being understood that the documentation required under Section 2.6(h)(vi) and (vii) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.1; provided that such participant (i) agrees to be subject to the provisions of Sections 2.6(h)(x) and (xi) as if it were an assignee; and (ii) shall not be entitled to receive any greater payment under Section 2.6(h), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

13.2Indemnification.

(a)Borrower hereby agrees to promptly pay (i) (A) all reasonable costs and expenses of Agent (including, without limitation, the reasonable costs, expenses and reasonable fees of counsel to, and independent appraisers and consultants retained by, Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, and in connection with the continued administration of the Financing Documents including (1) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (2) any periodic public record searches conducted by or at the reasonable request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (B) costs and expenses of Agent in connection with the performance by Agent of its rights and remedies under the Financing Documents; (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent's reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto; provided, however, that to the extent that the costs and expenses referred to in this clause (v) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for counsel to Agent and for only one counsel acting for all Lenders (other than Agent).

(b)Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the Related Parties of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable disbursements and reasonable fees of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Party, as determined by a final non-appealable

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judgment of a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.  For the avoidance of doubt, this Section 13.2(b) shall not apply with respect to Taxes, which are addressed in Section 2.6(h).

(c)Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3Time of Essence.  Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5Correction of Financing Documents.  Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6Integration.  This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8Survival.  All covenants, representations and warranties made in this Agreement continue in full force until (a) this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied and (b) the occurrence of the Revolving Credit Obligations Termination.  The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until (a) all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates and (b) the occurrence of the Revolving Credit Obligations Termination.

13.9Confidentiality.  In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions; (c) as required

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by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; (h) to the extent necessary or customary for inclusion in league table measurements; and (i) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.  Agent and/or Lenders may use confidential information for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10Right of Set-off.   Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them (other than any deposits, credits, collateral, and property belonging to any CFC or CFC Holdco and any amount of the voting equity interests of any CFC or CFC Holdco, including ST International, in excess of 65%).  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11

Publicity.  Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law (including SEC disclosure rules), subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure.  Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication.  In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.  With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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13.13Approvals.  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14Amendments; Required Lenders; Inter-Lender Matters.

(a)No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders.  Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender.  For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders

(c)Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders.  Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below).  All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  As used in this Section, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15

Borrower Liability.  If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (1) any suretyship

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defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy.  The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets.  Notwithstanding any other provision of this Agreement or other related document, until the indefeasible payment in cash in full of the Obligations (other than inchoate indemnity obligations for which no claim has yet been made) and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16

Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17.

USA PATRIOT Act Notification.  Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

14AGENT

14.1Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  The duties of Agent shall be mechanical and administrative in nature.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be

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created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2Successor Agent.

(a)Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) a Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent or any of its Affiliates, in their capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent or such Affiliate (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower.  Following any such assignment, Agent shall give notice to the Lenders and Borrower.  An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent with consultation with Borrower except that consultation with Borrower shall not be required if such successor Agent is an Affiliate or Approved Fund of MidCap.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c)Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)).  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined  below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in

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connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof.  The term “Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

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14.8Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each  Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.  The term “Indemnified Liabilities” means those liabilities described in Section 13.2(a) and Section 13.2(b).

14.9Agent in its Individual Capacity.  With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders.  MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances.  To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other

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obligations which, by their terms, are to survive the termination of this Agreement) due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding; provided that, Agent shall have no obligation to release any such Lien on any Collateral until the Revolving Credit Obligations Termination has occurred, (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any disposition or transfer permitted hereunder or under any other Financing Document and (c) without limiting clause (b) above, enter into the Intercreditor Agreement or any Subordination Agreement. Each Lender agrees to comply with and be bound by the terms and conditions of any subordination agreement or intercreditor agreement (including the Intercreditor Agreement) which Agent has entered into in accordance with clause (c) above. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12Advances; Payments; Non-Funding Lenders.

(a)Advances; Payments.  If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)Return of Payments.

(i)If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13Miscellaneous.

(a)Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder.  The failure of any Non‑Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document.  At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

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(b)Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party.  Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  No documentation other than notices and the like shall be required to implement the terms of this Section.  The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases.

14.14OID LEGEND.  THE CREDIT EXTENSIONS ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE IRC.  THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH CREDIT EXTENSIONS MAY BE OBTAINED BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.

15DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

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“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2

“Applicable Floor” means for each Credit Facility the per annum rate of interest specified on the Credit Facility Schedule; provided, however, that for the Applicable Prime Rate, the Applicable Floor is a per annum rate that is three hundred (300) basis points above the Applicable Floor for the Applicable Libor Rate.

“Applicable Index Rate” means, for any Applicable Interest Period, the rate per annum determined by Agent equal to the Applicable Libor Rate; provided, however, that in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent or any Lender, make it unlawful or impractical for Agent or such Lender to fund or maintain Obligations bearing interest based upon the Applicable Libor Rate, Agent or such Lender shall give notice of such changed circumstances to Agent and Borrower and the Applicable Index Rate for Obligations outstanding or thereafter extended or made by Agent or such Lender shall thereafter be the Applicable Prime Rate until Agent or such Lender determines (as to the portion of the Credit Extensions or Obligations owed to it) that it would no longer be unlawful or impractical to fund or maintain such Obligations or Credit Extensions at the Applicable Libor Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Applicable Interest Rate Determination Date, that adequate and fair means do not exist for ascertaining the interest rate applicable to any Credit Facility on the basis provided for herein, then Agent may select a comparable replacement index and corresponding margin.

“Applicable Interest Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Period shall mean the period commencing as of the most recent Applicable Interest Rate Determination Date and continuing until the next Applicable Interest Rate Determination Date or such earlier date as the Applicable Prime Rate shall no longer be the Applicable Index Rate; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, or re-implemented following invocation of the Applicable Prime Rate as permitted herein, the Applicable Interest Period shall mean the period commencing as of such adjustment or re-implementation and continuing until the next Applicable Interest Rate Determination Date, if any.

“Applicable Interest Rate” means a per annum rate of interest equal to the Applicable Index Rate plus the Applicable Margin.

“Applicable Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Rate Determination Date means the date of any change in the Base Rate Index; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, the Applicable Interest Rate Determination Date shall mean the date of such adjustment or the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period, as elected by Agent.

“Applicable Libor Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Libor Rate Index.

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“Applicable Margin” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Applicable Prime Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Base Rate Index.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“AVI” shall mean AVI BioPharma International Limited organized under the laws of England and Wales.

“Banking Services” means commercial banking services, including, without limitation, to (a) commercial credit cards, other commercial cards and purchase cards, (b) excess cash, investments, foreign exchange and merchant services, (c) cash management services (including, without limitation, maintenance of Collateral Accounts) and (d) other payment services (including, without limitation, electronic payment service, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Indebtedness” means Indebtedness incurred by Sarepta under Banking Services in aggregate amount not to exceed $1,000,000 of which $750,000 shall be cash collateralized pursuant to clause (c) of the definition of Subject Cash Collaterl Accounts.

“Base Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) as being the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate Index.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.  The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

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“Borrower Resolutions” means, with respect to any Person, those resolutions, in form and substance reasonably satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the IRC and any of such Person’s Subsidiaries.

“CFC Holdco” means any Subsidiary of Borrower or a Secured Guarantor substantially all the assets of which consist of equity interests in, or intercompany loans permitted pursuant to this Agreement and owed by, CFCs or other CFC Holdcos.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing thirty-five percent (35%) or more of the combined voting power of Borrower’s then outstanding securities; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors or board of managers or similar governing Person(s) of Borrower (together with any new directors or managers whose election by the board of directors or board of managers or similar governing Person(s) of Borrower was approved by a vote of not less than a majority of the directors or managers then still in office who either were directors or managers at the beginning of such period  or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors or managers then in office; (c) Borrower or any of its direct or indirect Subsidiaries ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; or (d) the occurrence of any “change in control” or any term or provision of similar effect under any Subordinated Debt Document, the Revolving Credit Documents or Borrower’s Operating Documents.

“Closed Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in Exhibit B hereto.  For the avoidance of doubt, Collateral shall not include (a) the real property owned in fee simple by Borrower located at 1749 SW Airport Way, Corvallis, Oregon or 100 Federal Street, Andover, Massachusetts, (b) any real property owned in fee simple by Borrower or any Secured Guarantor that does not constitute Material Real Property or (c)or any leasehold interests of Borrower, as lessee.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

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“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other monetary obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement, each of which shall be in form and substance satisfactory to Agent, entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit D, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof (including, without limitation, a Secured Guarantor) and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes expressly obligated as a borrower, guarantor, surety, pledgor or other similar obligor under any Financing Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Government Authority, any comparable Government Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

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“Designated Funding Account” is Borrower’s Deposit Account, account number 00464043350, maintained with Bank of America, N.A. and over which Agent has been granted control for the ratable benefit of all Lenders.

“Disqualified Stock” means any equity interests  which, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the payment in full of the Obligations and the occurrence of the Revolving Credit Obligations Termination), (b) is convertible into or exchangeable for (i) debt securities or (ii) any equity interests  referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the Maturity Date at the time such equity interests were issued and (c) is entitled to receive scheduled dividends or distributions in cash prior to the date that is ninety-one (91) days following the Maturity Date (except for dividends or distributions permitted by the terms of this Agreement).

“DMD Agreements” has the meaning given it in Section 6.15(e).

“DMD Assets” means all property and assets of any Credit Party, including, without limitation, all Intellectual Property and license agreements, relating to the treatment of Duchenne Muscular Dystrophy.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any (i) Credit Party or any Subsidiary of a Credit Party, (ii) so long as no Event of Default has occurred and is continuing (A) any operating company that is a direct competitor of Borrower or (B) any vulture or distressed debt fund, in the cases of (A) and (B), as reasonably determined by Agent.  Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the Original Closing Date executed by Borrower in favor of Agent.

“Environmental Law” means each present and future law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of the environment and natural resources, and related environmental risks to human health, safety and the workplace, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“ERISA Affiliate” has the meaning given it in Section 5.6.

“Event of Default” has the meaning given it in Section 10.1.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Credit Extension or Applicable Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Credit Extension or Applicable Commitment  or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6(h)(i) or 2.6(h)(iii), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(h)(vi) and (vii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“Existing Bank of America Collateral Account” is Borrower’s Deposit Account, account number 00464043350, maintained with Bank of America, N.A. and over which Agent has been granted control for the ratable benefit of all Lenders.

“Existing DMD Agreements” has the meaning given it in Section 6.15(e).

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Government Authority, any comparable Government Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), the Control Agreements, the Secured Promissory Notes, the Intercreditor Agreement, any Mortgages, the Environmental Indemnity Agreement, the Pledge Agreement, any Subordination Agreement, each landlord consent, each bailee letter, each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction other than a political subdivision of the United States.

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“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Environmental Laws; toxic mold; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including:  (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of, or payment for, property or services, such as reimbursement and other obligations for surety bonds and letters of credit (but not including trade payables entered into in the Ordinary Course of Business), (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) when

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determinable under GAAP, “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts (but not including trade payables entered into in the Ordinary Course of Business) and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) when determinable under GAAP, obligations arising under non-compete agreements, (k) when determinable under GAAP, obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 14.8.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given it in Section 13.2.

“Initial Funding Date” means July 19, 2017.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through licensing) of (i) of all or substantially all of the assets of another Person, or (ii) any business, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other similar investment in, any Person.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date hereof, by and between Agent and the Revolving Credit Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the United States Internal Revenue Service.

“Joinder Requirements” has the meaning set forth in Section 6.8.

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“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Libor Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Applicable Interest Period or, if such day is not a Business Day, on the preceding Business Day) in the amount of One Million Dollars ($1,000,000) are offered to major banks in the London interbank market on or about 11:00 a.m. (New York time) on the Applicable Interest Rate Determination Date, for a period of thirty (30) days, which determination shall be conclusive in the absence of manifest error, by (b) 100% minus the Reserve Percentage; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Libor Rate Index. The Libor Rate Index may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then Applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the Libor Rate Index; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.  In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such Libor Rate Index and the method for determining the amount of such adjustment.

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material and continuing adverse change in the business, operations, or financial condition of the Credit Parties, taken as a whole; or (d) a material impairment of the prospect of repayment of the Obligations.

“Material Agreement” means any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change, including those Material Agreements set forth on the Disclosure Schedule and the DMD Agreements.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Material Intangible Assets” means (i) all of Borrower’s and Secured Guarantor’s Intellectual Property and (ii) each license or sublicense agreements or other agreements with respect to Borrower’s or any Secured Guarantor’s rights in

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Intellectual Property, that, in the case of each of clauses (i) and (ii), is material to the condition (financial or other), business or operations of Borrower or such Secured Guarantor.

“Material Real Property” has the meaning set forth in Section 4.2(j).

“Maturity Date” means the earliest to occur of (a) June 1, 2021, (b) the date of the Revolving Credit Obligations Termination or (c) the date the Revolving Credit Obligations are declared due and payable under the Revolving Credit Documents.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Minimum Cash Amount” has the meaning given it in Section 6.6(b).

“Monthly Cash Burn Amount” means, with respect to Borrower, an amount equal to Borrower’s change in cash and cash equivalents, without giving effect to any increase resulting from contributions or proceeds of financings, for either (a) the immediately preceding eighteen (18) month period as determined as of the last day of the month immediately preceding the proposed consummation of the Permitted Acquisition and based upon the financial statements delivered to Agent in accordance with this Agreement for such period or (b) the immediately succeeding eighteen (18) month period based upon the Transaction Projections, using whichever calculation as between clause (a) and clause (b) demonstrates a higher burn rate (or, in other words, more cash used), in either case, divided by eighteen (18).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real property made by Borrower or a Secured Guarantor in favor of Agent to secure the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) or ERISA, to which any Credit Party or any ERISA Affiliate has at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability, contingent or otherwise.

“Net Sales Revenue” means gross sales revenue generated in the Ordinary Course of Business from the commercial sales of Products of Borrower to unaffiliated third Persons, less any returns, chargebacks, setoffs, upfront payments or other sale adjustments of Borrower in accordance with GAAP.

“Obligations” means (a) all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents and (b) Banking Services Indebtedness in an amount not to exceed $250,000 that does not constitute Banking Services Indebtedness cash collateralized pursuant to clause (c) of the definition of Subject Cash Collateral Accounts.  “Obligations” does not include obligations under any warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability

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company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or then current business practices set forth or reflected in the most recent operating plan of Borrower, which shall in any event be at arms-length (including as arm’s length capital contributions and other Permitted Investments in Subsidiaries).

“Original Closing Date” has the meaning given it in the recitals of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Obligation hereunder).

“Other Tax Certification” means such certification or evidence, in each case in form and substance satisfactory to Borrower and Agent, that any Lender or prospective Lender is exempt from U.S. federal withholding tax or backup withholding tax, including evidence supporting the basis for such exemption.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning given it in Section 13.1(c).

“Payment Date” means the first calendar day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor entity thereto.

“Pension Plan” means any employee benefit pension plan that is subject to the minimum funding standards under Section 412 of the Code or is covered by Title IV of ERISA (including a Multiemployer Plan) that any Credit Party or any ERISA Affiliate has, at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Acquisition” means any acquisition by the Borrower or a Secured Guarantor of all of the stock or other ownership interests and stock equivalents of another Person, all or substantially all of the assets of another Person or any business, Product, business line or product line, division or other unit operation of any other Person (such Person or its assets, in this context, a “Target”), in each case for the primary purpose of acquiring businesses related to the business of the Borrower and to the extent that each of the following conditions shall have been satisfied:

(a)

the Borrower shall have delivered to Agent and each Lender at least fifteen (15) days prior written notice (or such shorter period as Agent may determine in its sole discretion) before the execution of any documents (other than a non-binding summary of terms, letter of intent or similar agreement) related to such proposed acquisition, including a reasonably detailed description of the terms and conditions of such acquisition (which may be included in the notice provided);

(b)	the Borrower shall have delivered to Agent as soon as available (and, in any case, prior to the consummation of such acquisition):

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(i)	such financial information and such other information, agreements, instruments and other documents relating to the pro forma business of the Target and Borrower as Agent shall reasonably request;
(ii)

draft of the final or substantially final respective agreements, documents or instruments being entered into in connection with, or reasonably related to, the acquisition (including all exhibits, schedules, annexes, appendices or similar counterparts thereto); and

(iii)	all consents and approvals from applicable Governmental Authorities and other Persons required under, or in order to consummate, the acquisition documents;
(c)

Borrower shall and shall cause any other Credit Parties (including any new Subsidiary as required by Section 6.8) to execute and deliver the agreements, instruments and other documents required by Section 6.8 and as otherwise necessary or desirable by Agent to perfect Agent’s Liens in respect of any new Collateral resulting from the acquisition;

(d)

the total consideration paid or payable for all such acquisitions (including all transaction costs, stock or other ownership interests and stock equivalents of Borrower used as consideration for such acquisition, Indebtedness or other liabilities incurred, assumed and/or reflected on the consolidated balance sheet of the Borrower and its Subsidiaries after giving effect to such acquisition and the maximum amount of all deferred payments, including earnouts, milestone payments and other contingent obligations associated with such acquisition, in each case, to the extent required to be carried as a liability on Borrower’s balance sheet in accordance with GAAP) shall not exceed $15,000,000 in the aggregate for all such acquisitions (provided, that, for the avoidance of doubt, any Indebtedness or other liabilities assumed must be otherwise expressly permitted pursuant to this Agreement); provided, however, that, in the case of each acquisition, Agent has received prior to the consummation of such acquisition updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding eighteen (18) months following the proposed consummation of the acquisition beginning with the month during which the acquisition is to be consummated (the “Transaction Projections”) and evidence satisfactory to Agent that Borrower has, immediately before and immediately after giving effect to the consummation of such acquisition, unrestricted cash and/or cash equivalents in one or more Collateral Accounts subject to a Control Agreement in an aggregate amount equal to or greater than the sum of (A) the positive value of the product of (x) eighteen (18) multiplied by (y) the Monthly Cash Burn Amount, as determined as of the last day of the month immediately preceding such acquisition plus (B) the Minimum Cash Amount;

(e)

such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Person being acquired, in each case as required by such Person’s Organizational Documents;

(f)	no Default or Event of Default shall have occurred, be continuing or would exist after giving effect to such acquisition;
(g)	the acquisition would not result in a Change in Control;
(h)

the Borrower or any Secured Guarantor shall be the surviving entity of such acquisition and the Target being acquired shall be a Person (but not a natural Person) organized and domiciled in the United States;

(i)	the Target so acquired or the assets of the Target so acquired, as the case may be, shall be in or reasonably related or ancillary to the business of Borrower; and
(j)

immediately prior to the consummation of the acquisition, the Borrower shall deliver a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Agent, certifying as to the foregoing conditions and providing true, correct and complete copies of the documents and instruments described in paragraph (b) of this definition of Permitted Acquisition, provided that for the documents delivered pursuant to (b)(ii), such documents shall be in final form when attached to such certificate.

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“Permitted Contest” has the meaning given it in Section 6.4.

“Permitted Contingent Obligations” means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) Contingent Obligations arising under the Financing Documents; (f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (g) Contingent Obligations existing or arising in connection with any security deposit or letter of credit obtained for the purpose of securing a lease of real property, or in connection with ancillary bank services such as a corporate credit card facility, or to support worker’s compensation obligations provided that the aggregate face amount of all such security deposits, letters of credit and ancillary bank services does not at any time exceed $2,000,000; and (h) other Contingent Obligations not permitted by clauses (a) through (g) above, not to exceed $1,000,000 in the aggregate at any time outstanding.

“Permitted Convertible Indebtedness” means Indebtedness of the Borrower that is convertible into common stock of the Borrower in an aggregate amount not to exceed $300,000,000 during the term of this Agreement which has been subordinated and made junior to the payment in full of the Obligations, and evidenced by a Subordination Agreement or otherwise made subordinated and junior to the payment in full of the Obligations in a manner reasonably satisfactory to the Agent; provided that (a) at the time such Permitted Convertible Indebtedness is incurred, no Default or Event of Default has occurred or would occur as a result of such incurrence, (b) all necessary corporate, company, shareholder or similar actions shall be taken and consents obtained in connection with the issuance of such Permitted Convertible Indebtedness, (c) the issuance of such Permitted Convertible Indebtedness shall be consummated in compliance with all applicable Laws, (d) only one issuance of Permitted Convertible Indebtedness shall be permitted during the term of this Agreement and (e) the documentation evidencing such Permitted Convertible Indebtedness shall have been delivered to the Agent and shall contain all of the following characteristics: (i) it shall be (and shall remain) unsecured, (ii) it shall bear cash interest at a rate not to exceed the market rate as determined in good faith by the Borrower, and Borrower shall not make any cash interest payments in excess of such interest rate, (iii) it shall not have a maturity (and shall not require any principal repayments or mandatory redemption thereof) prior to the date that is 91 days after the Maturity Date, (iv) if it has any covenants, such covenants (including covenants relating to incurrence of indebtedness) shall be less restrictive than those set forth herein, (v) it shall have no restrictions on the Borrowers’ ability to grant liens securing indebtedness ranking senior to such Permitted Convertible Indebtedness, (vi) it shall permit the incurrence of senior indebtedness under this Agreement and the Revolving Credit Documents, (vii) it may be cross-accelerated with the Obligations and other senior indebtedness of the Borrowers (but shall not be cross-defaulted except for payment defaults which the senior lenders have not waived) and may be accelerated upon bankruptcy, and (viii) after the conversion of such Permitted Convertible Indebtedness into common stock of the Borrower, such common stock shall not constitute Disqualified Stock.

“Permitted Indebtedness” means:  (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Permitted Contingent Obligations; (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; (h) Indebtedness consisting of intercompany loans and advances in the form of accounts payable on arm’s length terms; (i) Indebtedness with respect to other intercompany loans and advances made by (i) any Subsidiary that is not a Secured Guarantor to another Subsidiary that is not a Secured Guarantor, (ii) Borrower or any Secured Guarantor to any other Secured Guarantor or Borrower or (iii) Borrower or any Secured Guarantor to any Subsidiaries that are not Secured Guarantors in an aggregate amount not to exceed during the term of this Agreement the sum of $10,000,000 (with any amounts being repaid in cash to the maker not counting against such basket) plus the amount which constitutes immediately due accounts payable associated with research and development, services, manufacturing, inventory and licenses of Intellectual Property, in each case owing to Borrower or the Secured Guarantors and where such amount has been paid to Borrower or the Secured Guarantors

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by the incurrence of such intercompany loan or advance (provided, that for the avoidance of doubt, no such Indebtedness shall be permitted pursuant to this clause (i) until the Joinder Requirements with respect to such Subsidiary have been satisfied as set forth in Section 6.8, if applicable to such Subsidiary), provided that, in cases of subclauses (ii) and (iii), (1) any obligations owing by Borrower or a Secured Guarantor under such intercompany loans shall be subordinated at all times to the Obligations hereunder or under the other Financing Documents in a manner reasonably  satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower or such Secured Guarantor shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance reasonably satisfactory to Agent; (j) performance guaranties (that do not constitute monetary obligations) of operating agreements of Subsidiaries in the Ordinary Course of Business; (k) Indebtedness consisting of items listed in clauses (g), (i), (j) and (k) of the definition of Indebtedness in an amount not to exceed $1,000,000; provided that any earnouts, milestone payments and other contingent obligations shall be permitted to the extent complying with clause (d) of the definition of “Permitted Acquisition”; (l) Indebtedness under the Revolving Credit Documents; (m) Permitted Convertible Indebtedness; and (n) Banking Services Indebtedness.

“Permitted Investments” means:  (a) Investments existing on the Closing Date and described on the Disclosure Schedule; (b) Investments consisting of cash equivalents; (c) any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent, which approval shall not be unreasonably withheld; (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest (subject to the Intercreditor Agreement) except as otherwise provided by Section 6.6; (f) Investments made (i) in Borrower by a Secured Guarantor or in a Secured Guarantor by Borrower or another Secured Guarantor or (ii) in the Ordinary Course of Business in Subsidiaries that are not Secured Guarantors (provided, that for the avoidance of doubt, no such Investments shall be permitted pursuant to this clause (f)(ii) until the Joinder Requirements with respect to such Subsidiary have been satisfied as set forth in Section 6.8, if applicable to such Subsidiary); (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (i) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) and (i) of the definition of “Permitted Indebtedness”; (j) Investments constituting cash and cash equivalents in the Securities Subsidiary so long as Borrower at all times remains in compliance with Section 6.6(b); (k) Permitted Acquisitions; (l) Margin Stock not in violation of Regulation U, in an aggregate amount not to exceed than $2,000,000 for all such Margin Stock acquired in connection with other transactions permitted by this Agreement; and (m) other Investments up to $1,000,000 at any one time outstanding.

“Permitted License” means (a) any non-exclusive license of rights in Intellectual Property of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property and have been granted in exchange for fair consideration, (b) any exclusive license or sublicense of rights of Intellectual Property of Borrower or its Subsidiaries to third parties constituting DMD Assets so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property, are exclusive solely as to discrete geographical areas outside of the US Territory, and have been granted in exchange for fair consideration, (c) any exclusive license of rights of Intellectual Property of Borrower or its Subsidiaries to third parties (other than with respect to Intellectual Property constituting DMD Assets) so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property and have been granted in exchange for fair consideration, (d) licenses of rights in Intellectual Property among Borrower and its Subsidiaries so long as (i) such Permitted Licenses comply with Section 7.8(a) and (ii) any such Permitted Licenses of rights of Intellectual Property of Borrower or Secured Guarantors to any Subsidiaries that are not Secured Guarantors do not result in legal transfer of title to the licensed property and (e) licenses in effect on, and provided to the Agent prior to, the Closing Date.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b)	purchase money Liens or capital leases securing no more than one million dollars ($1,000,000.00) in the aggregate amount outstanding (i) on Equipment acquired or held by a Credit Party

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incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for Taxes, either not delinquent or being contested in good faith and for which adequate reserves are maintained in accordance with GAAP on the Books of the Credit Party against whose asset such Lien exists; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Five Hundred Thousand Dollars ($500,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, zoning and land use regulations, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) [intentionally omitted]; (k) mortgages on real property owned by the Borrower and its Subsidiaries; (l) Liens in the form of the Subject Letters of Credit and on the Subject Cash Collateral Accounts, in each case, in accordance with the terms set forth in such defined terms; (m) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; (n) Permitted Licenses to the extent complying with Section 7.1(e); (o) Liens securing Bank Services Indebtedness to the extent not cash collateralized pursuant to clause (c) of the definition of Subject Cash Collateral Accounts and (p) Liens arising under the Revolving Credit Documents.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Original Closing Date executed by each Borrower in favor of Agent.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents.

“Products” means any products manufactured, distributed, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule; provided, that, for the avoidance of doubt, any new Product not disclosed on the Products Schedule shall still constitute a “Product” as herein defined.

“Recipient” means the Agent and any Lender, as applicable.

“Register” has the meaning given it in Section 13.1(d).

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing within the Intellectual Property.

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“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the FDA, DEA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) and its Subsidiaries as such activities are being conducted by such Borrower and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business, the absence of which could reasonably be expected to result in a Material Adverse Change.

“Related Party” means the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of such Person.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than fifty-five percent (55%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than fifty-five percent (55%) of the aggregate outstanding principal amount of the Credit Extensions.

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries, the absence of which could reasonably be expected to result in a Material Adverse Change.  Without limiting the generality of the foregoing, “Required Permits” includes any Regulatory Required Permit.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“Revolving Credit Agent” means the “Agent” under and as defined in the Revolving Credit Documents.

“Revolving Credit Documents” means the Credit and Security Agreement dated as of the date hereof, by and among the Borrower and MidCap Financial Trust or an Affiliate thereof designated by MidCap Financial Trust, as Agent thereunder (together with its successors or assigns), and all the “Financing Documents” (as such term is defined in such Credit and Security Agreement), as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Revolving Credit Obligations” means all “Obligations” under and as defined in the Revolving Credit Documents.

“Revolving Credit Obligations Termination” means the payment in full of the Revolving Credit Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of the Revolving Credit Documents), the termination of all revolving loan commitments under the Revolving Credit Documents and the Revolving Credit Documents have been terminated pursuant to a payoff letter in form and substance satisfactory to Agent and the Revolving Credit Agent.

“Sarepta” has the meaning given it in the preamble of this Agreement.

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“Sarepta International” shall mean Sarepta International CV, a partnership organized under the laws of the Netherlands.

“SEC” has the meaning given it in Section 6.2(a).

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance reasonably satisfactory to Agent, executed by such Person’s secretary (or other appropriate officer acceptable to Agent in its sole but reasonable discretion) on behalf of such Person certifying (a) that attached to such certificate is a true, correct, and complete copy of Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (b) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), (c) that attached to such certificate are true, correct, and complete copies of the Operating Documents of Borrower certified by the Secretary of State of the state(s) of organization of Borrower, and good standing certificates to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires of Borrower, in each case as of the Closing Date or within thirty (30) days prior to the Closing Date and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Guarantor” means any Subsidiary of Borrower organized under the laws of the United States, a state thereof, or the District of Columbia, which Subsidiary is a Borrower or has provided a guarantee of the Obligations of the Borrower which guarantee is secured by a Lien granted by such Subsidiary to Agent in all or substantially all of its property of the type described in Exhibit B hereto.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Securities Subsidiary” shall mean Sarepta Securities Corp., a Massachusetts corporation.

“ST International” shall mean ST International, Holdings, Inc., a Delaware corporation.

“Stated Rate” has the meaning given it in Section 2.6(g).

“STIH” shall mean STIH Two, Inc., a Delaware corporation.

“Subject Cash Collateral Accounts” means, collectively, (a) the Deposit Account of Sarepta with account number 15001407 maintained at Pacific West Bank in an amount not to exceed $165,000 to secure Indebtedness, (b) the Certificate of Deposit of Sarepta numbered 420139 maintained at Bank of America, N.A. in an amount not to exceed $700,000 to secure the Subject Letters of Credit issued by Bank of America, N.A. and (c) Deposit Accounts of Sarepta maintained at Silicon Valley Bank in an amount not to exceed $750,000 to secure Banking Services Indebtedness, together with any replacement Deposit Accounts or certificates of deposit so long as the aggregate amounts of such Subject Cash Collateral Accounts do not exceed the amounts specified above for clauses (a), (b) and (c).

“Subject Letters of Credit” means, collectively, (a) that certain Letter of Credit numbered 68100338, dated November 21, 2013 and in the amount of $90,462.00, issued by Bank of America, N.A. on behalf of Sarepta and in favor of ARE-MA Region No. 38, LLC, (b) that certain Letter of Credit numbered 68097187, dated June 25, 2013 and in the amount of $556,512, issued by Bank of America, N.A. on behalf of Sarepta and in favor of ARE-MA Region No. 38, LLC and (c) letters of credit (including replacement letters of credit for the letters of credit described in the foregoing clauses (a) and (b)), in each case, together with any additional or replacement letters of credit so long as the aggregate amounts of such Subject Letters of Credit do not exceed the amounts specified above for clauses (a) and (b) plus $500,000.

“Subordinated Debt” means indebtedness (including, without limitation, Permitted Convertible Indebtedness) incurred by Borrower which shall be (a) in an amount satisfactory to Agent, (b) made pursuant to documents in form and

90338921_11

substance reasonably satisfactory to Agent (the “Subordinated Debt Documents”), and (c) subordinated to all of Borrower’s now or hereafter indebtedness to the Agent and Lenders pursuant to a Subordination Agreement.

“Subordination Agreement” means with respect to Subordinated Debt, a subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent in writing.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Projections” has the meaning given to it in the definition of “Permitted Acquisition.”

“Transfer” has the meaning given it in Section 7.1.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Territory” means the United States and its territories and possessions.

“Withholding Agent” means Borrower and Agent.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

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IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

SAREPTA THERAPEUTICS, INC.

By: /s/ Sandesh Mahatme (SEAL)
Name:  Sandesh Mahatme
Title:  Executive Vice President, Chief Financial Officer and

           Chief Business Officer

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amsellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDERS:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

MIDCAP FUNDING III TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By: /s/ Maurice Amellem (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC,

as Servicer

By: /s/ John O’Dea (SEAL)

Name:  John O’Dea

Title:    Authorized Signatory

Elm 2016-1 Trust

c/o MidCap Financial Services Capital Management, LLC, as

Servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attn: Portfolio Management

Phone: (301) 760-7600

Fax: (301) 941-1450

Email: notices@midcapfinancial.com

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

FLEXPOINT MCLS SPV LLC

By: /s/ Daniel Edelmon (SEAL)
Name: Daniel Edelmon

Title: Vice President

Flexpoint MCLS SPV, LLC

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for Sarepta transaction

Facsimile:  301-941-1450

Email: notices@midcapfinancial.com

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

SILICON VALLEY BANK

By: /s/ Ryan Roller (SEAL)
Name: Ryan Roller
Title: Vice President

Silicon Valley Bank

275 Grove Street, Suite 2-200

Newton, MA 02466

Attention: Ryan Roller

Facsimile: 617-969-5965

Email: rroller@svb.com

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit ASecured Promissory Note

Exhibit BCollateral

Exhibit CForm of Compliance Certificate

Exhibit D	Credit Extension Form

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intangible Assets Schedule

Products Schedule

Required Permits Schedule

EXHIBIT B

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

Notwithstanding the foregoing, except as provided below, the Collateral shall not include (1) any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding or (2) Excluded Property.

The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

The term “Excluded Property” means, collectively, (a) any license, lease or contract to the extent and only to the extent that the granting of a security interest in such license, lease or contract would be prohibited by law or constitute a default under or a breach of such license, lease or contract, as applicable, but only to the extent that such prohibition or default is enforceable under applicable law (including without limitation Sections 9-406, 9-407 and 9-408 of the UCC), provided that upon the termination or expiration of any such prohibition, such license, lease or contract, as applicable, shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral”, (b) more than 65% of equity interests of any CFC Holdco or CFC which are entitled to vote (within the meaning of Treasury Reg. Section 1.956-2(c)(2)) so long as the conditions of Section 6.8 of this Agreement are satisfied and (c) Margin Stock (within the meaning of Regulation U); provided, however, that “Collateral” shall include all proceeds, substitutions or replacements of any and all of the foregoing (unless such proceeds, substitutions or replacements would constitute Excluded Property).

EXHIBIT C

COMPLIANCE CERTIFICATE

[TO BE ATTACHED]

EXHIBIT D

CREDIT EXTENSION Form

Deadline is Noon New York Time

Date: __________________, 201__

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________To Account #_________________________________

                            (Loan Account #)      (Deposit Account #)

Amount of Advance $___________________________

Requested Date of Advance (subject to requirements of Credit Agreement): ______________

All Borrower’s representations and warranties in the Amended and Restated Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:Phone Number: _______

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name: _____________________________Amount of Wire: $

Beneficiary Lender: ____________________________Account Number:

City and State:

Beneficiary Lender Transit (ABA) #: Beneficiary Lender Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Lender: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature: ___________________________2nd Signature (if required): ________________________

Print Name/Title: ______________________________Print Name/Title: _______________________________

Telephone #:               Telephone #:

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
Elm 2016-1 Trust	$5,729,166.71
MidCap Funding III Trust	$4,635,416.66
MidCap Funding XIII Trust	$4,635,416.67
Flexpoint MCLS SPV LLC	$1,499,999.96
Silicon Valley Bank	$13,500,000.00

The following defined terms apply to this Credit Facility:

Applicable Interest Period:  means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor:  means one percent (1.00%) per annum for the Applicable Libor Rate.

Applicable Margin:  a rate of interest equal to six and one-quarter percent (6.25%) per annum.

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  Not applicable.

Commitment Commencement Date:  Closing Date.

Commitment Termination Date:  the earlier to occur of (a) the close of the Business Day following the Initial Funding Date or (b) the date that the Revolving Credit Obligations Termination has occurred.

Minimum Credit Extension Amount: $30,000,000.

Permitted Purpose: refinance the Existing Loan and general working capital

Credit Facility #2:

Credit Facility and Type:Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial Trust	$10,000,000.03
Flexpoint MCLS SPV LLC	$999,999.97
Silicon Valley Bank	$9,000,000.00

The following defined terms apply to this Credit Facility:

Applicable Interest Period:  means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor:  means one percent (1.00%) per annum for the Applicable Libor Rate.

Applicable Margin:  a rate of interest equal to six and one-quarter percent (6.25%) per annum.

Applicable Funding Conditions:    means that (a) Borrower has delivered evidence to Agent, reasonably satisfactory to Agent, that Net Sales Revenue has exceeded $30,000,000 in the aggregate during the most recently ended trailing six month period in 2017, and (b) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a).

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  Not applicable.

Commitment Commencement Date:  The later to occur of (a) the Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility.

Commitment Termination Date:  the earliest to occur of (a) December 31, 2017, (b) an Event of Default, (c) the existence of any Default or (d) the date that the Revolving Credit Obligations Termination has occurred.

Minimum Credit Extension Amount: $20,000,000.

Permitted Purpose: Not applicable.

Credit Facility #3:

Credit Facility and Type:Term, Tranche 3

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial Trust	$5,000,000.01
Flexpoint MCLS SPV LLC	$499,999.99
Silicon Valley Bank	$4,500,000.00

The following defined terms apply to this Credit Facility:

Applicable Interest Period:  means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor:  means one percent (1.00%) per annum for the Applicable Libor Rate.

Applicable Margin:  a rate of interest equal to six and one-quarter percent (6.25%) per annum.

Applicable Funding Conditions:    means that (a) Borrower has borrowed Credit Facility #2, (b) Borrower has delivered evidence to Agent, reasonably satisfactory to Agent, that Net Sales Revenue has exceeded $50,000,000 in the aggregate during the most recently ended trailing six month period in 2017, and (c) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a).

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater) and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.00%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  Not applicable.

Commitment Commencement Date:  The later to occur of (a) the Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility.

Commitment Termination Date:  the earliest to occur of (a) December 31, 2017, (b) an Event of Default, (c) the existence of any Default or (d) the date that the Revolving Credit Obligations Termination has occurred.

Minimum Credit Extension Amount: $10,000,000.

Permitted Purpose: Not applicable.

AMORTIZATION SCHEDULE

Commencing on July 1, 2018, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months (as may be adjusted from time to time after giving effect to any prepayments of the outstanding principal amount of such Credit Facility pursuant to Section 2.3(b)).

POST CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent as more specifically described below:

1.	on or before August 18, 2017, to the extent not delivered on the Closing Date, Borrower shall deliver all original counterparts of Borrower’s signature pages to the Financing Documents;

2.

on or before September 18, 2017, Borrower shall deliver or cause to be delivered a duly executed Control Agreement for each of the following Collateral Accounts as required pursuant to Section 6.6 of the Credit Agreement:

(a)Bank of America Merrill Lynch, Operating Account, 004640433350

3.

on or before September 18, 2017, Borrower shall deliver of cause to be delivered such insurance endorsements in order for Borrower and each Secured Guarantor to be in compliance with Section 6.5 of the Credit Agreement; and

4.

on or before October 18, 2017, Borrower shall use commercially reasonable efforts to obtain and deliver, or cause to be delivered, to Agent an Access Agreement with respect to each location required pursuant to Section 7.2 or 4.2(e) of the Credit Agreement.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

CLOSING DELIVERIES SCHEDULE

1.	duly executed original signature pages to the Secured Promissory Notes and duly executed original or .pdf signatures to the other Financing Documents to which Borrower is a party.
2.	duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Applicable Commitment under each Credit Facility;
3.

certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

4.	the Perfection Certificate executed by Borrower;
5.	a legal opinion of Borrower’s counsel dated as of the Closing Date together with the duly executed original or .pdf signatures thereto;
6.

evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

7.	payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;
8.	a duly executed original or .pdf Secretary's Certificate dated as of the Closing Date;
9.	timely receipt by the Agent of an executed disbursement letter;
10.	a certificate executed by a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Agent;
11.	all possessory collateral required to be delivered to Agent with corresponding endorsements pursuant to Section 4.2(b);
12.	duly executed copies of the Revolving Credit Documents; and
13.	UCC-1 financing statements naming each Borrower, as debtor, and Agent, as secured party, to be filed against such Borrower in the Office of the Secretary of State of Delaware.

DISCLOSURE SCHEDULE

[To be completed by Borrower]

Scheduled Collateral Accounts

Bank Name	Account Type	Account Number

Scheduled Permitted Liens

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)

Scheduled Permitted Indebtedness

Debtor	Creditor	Amount of Indebtedness outstanding as of _____ __, ____	Maturity Date

Schedule Permitted Investments

Debtor	Type of Investment	Date	Amount Outstanding as of _______

Scheduled Material Agreements

1.

2.

3.

Scheduled Litigation

1.

2.

3.

Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property

1.

2.

3

INTANGIBLE ASSETS SCHEDULE

Intellectual Property (registrations and applications)
Borrower that is Owner of IP	Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/Publication or Application Number	Filing Date/Expiration Date

INTANGIBLE ASSETS SCHEDULE (CONTINUED)

LICENSE AND SIMILAR AGREEMENTS

INBOUND LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]
Name and Date of License Agreement:
Borrower that is Licensee:
Name and address of Licensor:
Expiration Date of License
Exclusive License [Y/N]?

Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?
Describe Licensed Intellectual Property For This License
Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Filing Date/Expiration Date

INBOUND LICENSE # 2 [COMPLETE FOR EACH AGREEMENT]
Name and Date of License Agreement:
Borrower that is Licensee:
Name and address of Licensor:
Expiration Date of License
Exclusive License [Y/N]?
Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?
Describe Licensed Intellectual Property For This License
Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Filing Date/Expiration Date

[REPEAT ABOVE FOR EACH INBOUND LICENSE AGREEMENT]

OUTBOUND LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]
Name and Date of License Agreement:
Borrower that is Licensor:
Name and address of Licensee:
Expiration Date of License
Exclusive License [Y/N]?
Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?
Describe Licensed Intellectual Property For This License
Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Filing Date/Expiration Date

[REPEAT ABOVE FOR EACH OUTBOUND LICENSE AGREEMENT]

PRODUCTS SCHEDULE

REQUIRED PERMITS SCHEDULE